Exhibit 32.1




    CERTIFICATIONS PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

                           CERTIFICATIONS PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
                            (18 U.S.C. SECTION 1350)

In connection with the Quarterly Report of Transnational Automotive Group, Inc. (formerly Apache Motor Corporation), a Nevada corporation (the "Company"), on Form 10-QSB for the quarter ended November 30, 2005, as filed with the Securities and Exchange Commission (the "Report"), Joseph W. Parker, Chief Executive Officer of the Company do hereby certify, pursuant to 906 of the
Sarbanes-Oxley  Act  of  2002  (18  U.S.C.   1350),  that  to  his  knowledge:

     (1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

     (2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

By:     /s/  Joseph  W.  Parker
        -----------------------

Name:   Joseph  W.  Parker

Title:  Chief  Executive  Officer

Date:   February  15,  2006

[A signed original of this written statement required by Section 906 has been provided to Transnational Automotive Group, Inc. (formerly Apache Motor Corporation) and will be retained by Apache Motor Corporation and furnished to the Securities and Exchange Commission or its staff upon request.]